Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Sponsor

Goldman Sachs Physical Gold ETF (the “Trust”)

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-263454)

of Goldman Sachs Physical Gold ETF of our report dated March 2, 2023 relating to the financial statements,

which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

March 2, 2023